Exhibit Number 99.1

Investor Contact:	Kevin Hammons President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2021 RESULTS

FRANKLIN, Tenn. (October 27, 2021) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2021.

The following highlights the financial and operating results for the three months ended September 30, 2021.

•	Net operating revenues totaled $3.115 billion.

•

Net income attributable to Community Health Systems, Inc. common stockholders was $111 million, or $0.85 per share (diluted), compared with $112 million, or $0.97 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net income attributable to Community Health Systems, Inc. common stockholders was $0.69 per share (diluted), compared to $0.18 per share (diluted) for the same period in 2020.

•	Adjusted EBITDA was $482 million.

•

Net cash provided by operating activities was $121 million, which included repayments of Medicare accelerated payments in the amount of approximately $133 million. Net cash provided by operating activities was $393 million for the same period in 2020.

•	On a same-store basis, admissions increased 2.8 percent and adjusted admissions increased 4.7 percent, compared with the same period in 2020.

Net operating revenues for the three months ended September 30, 2021, totaled $3.115 billion, a 0.4 percent decrease compared with $3.126 billion for the same period in 2020.

Net income attributable to Community Health Systems, Inc. common stockholders was $111 million, or $0.85 per share (diluted), for the three months ended September 30, 2021, compared with $112 million, or $0.97 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net income attributable to Community Health Systems, Inc. common stockholders was $0.69 per share (diluted) for the three months ended September 30, 2021, compared to $0.18 per share (diluted) for the same period in 2020. Payments received by the Company through the Public Health and Social Services Emergency Fund (the “PHSSEF” or “Provider Relief Fund”) and state and local pandemic relief programs, collectively referred to as “pandemic relief funds,” and as more specifically described below, had a positive impact on net income attributable to Community Health Systems, Inc. common stockholders (both on a consolidated and adjusted basis) of approximately $14 million, or $0.11 on a per share (diluted) basis, for the three months ended September 30, 2021. No pandemic relief funds were recognized for the three months ended September 30, 2020. Weighted-average shares outstanding (diluted) were 131 million and 116 million for the three months ended September 30, 2021 and 2020, respectively.

Adjusted EBITDA for the three months ended September 30, 2021, was $482 million compared with $431 million for the same period in 2020. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $19 million for the three months ended September 30, 2021. No pandemic relief funds were recognized for the three months ended September 30, 2020.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

The consolidated operating results for the three months ended September 30, 2021, reflect a 5.5 percent decrease in admissions and a 3.4 percent decrease in adjusted admissions, compared with the same period in 2020. On a same-store basis, admissions increased 2.8 percent and adjusted admissions increased 4.7 percent for the three months ended September 30, 2021, compared with the same period in 2020. On a same-store basis, net operating revenues increased 7.1 percent for the three months ended September 30, 2021, compared with the same period in 2020.

Net operating revenues for the nine months ended September 30, 2021, totaled $9.135 billion, a 5.4 percent increase compared with $8.670 billion for the same period in 2020.

Net income attributable to Community Health Systems, Inc. common stockholders was $52 million, or $0.40 per share (diluted), for the nine months ended September 30, 2021, compared with $200 million, or $1.74 per share (diluted), for the same period in 2020. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net income attributable to Community Health Systems, Inc. common stockholders was $1.29 per share (diluted) for the nine months ended September 30, 2021, compared to net loss of $(0.55) per share (diluted) for the same period in 2020. Pandemic relief funds had a positive impact on net income attributable to Community Health Systems, Inc. common stockholders (both on a consolidated and adjusted basis) of approximately $77 million, or $0.59 on a per share (diluted) basis, and approximately $337 million, or $2.93 on a per share (diluted) basis, for the nine months ended September 30, 2021 and 2020, respectively. Weighted-average shares outstanding (diluted) were 130 million and 115 million for the nine months ended September 30, 2021 and 2020, respectively.

Adjusted EBITDA for the nine months ended September 30, 2021, was $1.429 billion compared with $1.194 billion for the same period in 2020. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $102 million and $448 million for the nine months ended September 30, 2021 and 2020, respectively.

The consolidated operating results for the nine months ended September 30, 2021, reflect a 5.5 percent decrease in admissions and a 2.4 percent decrease in adjusted admissions, compared with the same period in 2020. On a same-store basis, admissions increased 4.3 percent and adjusted admissions increased 7.3 percent for the nine months ended September 30, 2021, compared with the same period in 2020. On a same-store basis, net operating revenues increased 14.8 percent for the nine months ended September 30, 2021, compared with the same period in 2020.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “During the third quarter, we experienced the largest number of COVID-19 cases to date. We are grateful to our medical staffs, clinical support teams and hospital leaders who again ensured exceptional care for their patients during this latest surge. We are also pleased with our results this quarter, especially as we balanced the demands of caring for COVID-19 patients while remaining focused on our growth strategies, key investments and operational improvement plans, which we believe will continue to drive positive results in the future.”

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COVID – 19 Pandemic:

Federal and state governments have passed legislation, promulgated regulations and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted on March 27, 2020, the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020, the Consolidated Appropriations Act, 2021 (the “CAA”), which was enacted on December 27, 2020, and the American Rescue Plan Act of 2021 (the “ARPA”), which was enacted on March 11, 2021. Together, these stimulus laws authorize over $178 billion in funding to be distributed to hospitals and other healthcare providers through the PHSSEF. In addition to the relief funding, the CARES Act provided for an expansion of the Medicare Accelerated and Advance Payment Program. Various state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act and other enacted federal legislation. The Company has been a beneficiary of these stimulus monies.

Through September 30, 2021, net of amounts that have been repaid to the respective federal, state or local agency, the Company received approximately $709 million in payments through the PHSSEF and various state and local programs on a cumulative basis since their enactment. Of the net amount received to-date, approximately $705 million was received during the year ended December 31, 2020, and the remainder was received during the nine months ended September 30, 2021. PHSSEF payments are intended to compensate healthcare providers for lost revenues and incremental expenses incurred in response to the COVID-19 pandemic and are not required to be repaid provided that recipients attest to and comply with certain terms and conditions, including limitations on balance billing, not using funds received from the PHSSEF to reimburse eligible expenses or lost revenues that other sources have or may be obligated to reimburse, and audit and reporting requirements.

The Company recognized approximately $19 million and $102 million of the PHSSEF and various state and local program payments eligible to be claimed as a reduction in operating costs and expenses during the three and nine months ended September 30, 2021, respectively. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of income. During the nine months ended September 30, 2021, the Company’s estimate of the amount of payments received through the PHSSEF or state and local programs for which the Company is reasonably assured of meeting the underlying terms and conditions was updated based on, among other things, expenses incurred in the period that are attributable to the coronavirus, the Company’s results of operations during such period as compared to the Company’s 2020 budget for the same period and the allocation of targeted distribution payments to various subsidiaries. Amounts received through the PHSSEF or state and local programs that have not been recognized and otherwise have not been refunded to the U.S. Department of Health and Human Services (“HHS”) or the various state and local agencies as of September 30, 2021, are reflected within accrued liabilities-other in the condensed consolidated balance sheet. Such unrecognized amounts may either be returned to HHS or the respective state or local agency, as applicable, or may be recognized in future periods if the underlying conditions for recognition are reasonably assured of having been met.

HHS’ interpretation of the underlying terms and conditions of such PHSSEF payments, including auditing and reporting requirements, continues to evolve. In June 2021, HHS issued guidance that set forth deadlines for using and reporting on the use of PHSSEF funds, depending on the dates on which the funds were received. Additional guidance or new and amended interpretations of existing guidance on the terms and conditions of such PHSSEF payments may result in the Company’s inability to recognize certain PHSSEF payments, changes in the estimate of amounts recognized, or the derecognition of amounts previously recognized, which (in any such case) may be material.

In October 2021, the Company submitted a combined application for Phase 4 of the Provider Relief Fund (“PRF Stage 4”) and amounts appropriated by the ARPA for providers serving rural healthcare patients (“ARP Rural”). No amounts have been received by the Company for the PRF Stage 4 or ARP Rural programs as of the date of this press release, and the Company is not able to predict the extent to which it may receive amounts pursuant to such programs, if any.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Medicare accelerated payments of approximately $1.2 billion were received during April 2020. No additional Medicare accelerated payments have been received by the Company since such time, including during the three and nine months ended September 30, 2021. Payments under the Medicare Accelerated and Advance Payment Program are advances that must be repaid. Providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped according to the repayment terms. The repayment terms specify that for the first 11 months after repayment begins, repayment will occur through an automatic recoupment of 25% of Medicare payments otherwise owed to the provider during such time. At the end of the eleven-month period, recoupment will increase to 50% for six months. At the end of the six months (or 29 months from the receipt of the initial accelerated payment), Medicare will issue a letter for full repayment of any remaining balance, as applicable. In such event, if payment is not received within 30 days, interest will accrue at the rate of 4% per annum from the date the letter was issued and will be assessed for each full 30-day period that the balance remains unpaid.

In April 2021, Centers for Medicare & Medicaid Services (“CMS”) began recouping Medicare accelerated payments previously received by the Company. As of September 30, 2021, approximately $249 million has been recouped from the Company by CMS subject to the aforementioned payment terms. Additionally, approximately $18 million and $77 million of amounts previously received were repaid by the Company to CMS or assumed by buyers related to hospitals the Company divested during the nine months ended September 30, 2021, and year ended December 31, 2020, respectively. As of September 30, 2021, approximately $814 million of Medicare accelerated payments are reflected within accrued liabilities-other in the condensed consolidated balance sheet. The outstanding balance of Medicare accelerated payments of $814 million as of September 30, 2021 was repaid in full to CMS in October 2021, prior to the date of this press release, through a combination of recoupments via Medicare remittances and lump-sum payments.

The PHSSEF payments received to date as noted above and payments which the Company may receive in the future under the CARES Act and other stimulus legislation have been and may continue to be beneficial in partially mitigating the impact of the COVID-19 pandemic on the Company’s results of operations and financial position. Additionally, the federal government may consider additional stimulus and relief efforts, but the Company is unable to predict whether additional stimulus measures will be enacted or their impact, if any. The Company is unable to assess the extent to which potential ongoing negative impacts on the Company arising from the COVID-19 pandemic will be offset by benefits or amounts which the Company may recognize or receive in the future under the CARES Act and other enacted stimulus legislation or any future stimulus measures.

Sale of Investments in Unconsolidated Affiliates:

On July 30, 2021, the Company sold its unconsolidated minority equity interests in Macon Healthcare, LLC, a joint venture with certain subsidiaries of HCA Healthcare, Inc. representing two hospitals in Macon, Georgia, in which the Company held a 38% interest. The Company received $110 million in cash in connection with the sale of its equity interests and, as a result, recognized a pre-tax gain of approximately $26 million on the sale of investments in unconsolidated affiliates during the three and nine months ended September 30, 2021.

Financial and statistical data for 2020 and 2021 presented in this press release includes the operating results of divested or closed hospitals for the periods prior to the consummation of the respective divestiture or hospital closing. Same-store operating results exclude the results of a hospital opened in 2020 and the hospitals divested or closed in 2020 and 2021.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, (income) expense related to government and other legal settlements and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss is being litigated, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Included on pages 18, 19, 20 and 21 of this press release are tables setting forth the Company’s 2021 updated annual earnings guidance. The 2021 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time as more specifically discussed below.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. On October 1, 2021, Tyler Memorial Hospital in Tunkhannock, Pennsylvania, which previously offered inpatient care and surgical services as a stand-alone acute care hospital, began operating as a campus of Regional Hospital of Scranton, in Scranton, Pennsylvania, offering emergency room and outpatient services such as primary care, laboratory and imaging. After giving effect to this change, the Company, through its subsidiaries, owns or leases 83 affiliated hospitals in 16 states with an aggregate of approximately 13,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Community Health Systems, Inc. will hold a conference call on Thursday, October 28, 2021, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2021. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net operating revenues	$3,115	$3,126	$9,135	$8,670
Net income (f), (g)	144	128	146	254
Net income attributable to Community Health Systems, Inc. stockholders	111	112	52	200
Adjusted EBITDA (c)	482	431	1,429	1,194
Net cash provided by operating activities	121	393	400	2,102
Earnings per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.87	$0.98	$0.41	$1.74
Diluted (e), (f), (g)	0.85	0.97	0.40	1.74
Weighted-average number of shares outstanding (d):
Basic	127	115	127	115
Diluted	131	116	130	115

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2021		2020
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$3,115	100.0%	$3,126	100.0%
Operating costs and expenses:
Salaries and benefits	1,336	42.9%	1,365	43.7%
Supplies	529	17.0%	523	16.7%
Other operating expenses	716	23.0%	736	23.6%
Government and other legal settlements and related costs (g)	—	—%	—	—%
Lease cost and rent	75	2.4%	85	2.7%
Pandemic relief funds	(19)	(0.6)%	—	—%
Depreciation and amortization	137	4.4%	139	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	1	0.0%	(7)	(0.2)%

Total operating costs and expenses	2,775	89.1%	2,841	90.9%

Income from operations (f), (g)	340	10.9%	285	9.1%
Interest expense, net	216	6.9%	257	8.2%
Gain from early extinguishment of debt	—	—%	(115)	(3.7)%
Gain on sale of investments in unconsolidated affiliates (i)	(26)	(0.8)%	—	—%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(5)	(0.1)%

Income before income taxes	154	4.9%	148	4.7%
Provision for income taxes	10	0.3%	20	0.6%

Net income (f), (g)	144	4.6%	128	4.1%
Less: Net income attributable to noncontrolling interests	33	1.0%	16	0.5%

Net income attributable to Community Health Systems, Inc. stockholders	$111	3.6%	$112	3.6%

Earnings per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.87		$0.98

Diluted (e), (f), (g)	$0.85		$0.97

Weighted-average number of shares outstanding (d):
Basic	127		115

Diluted	131		116

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2021		2020
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues	$9,135	100.0%	$8,670	100.0%
Operating costs and expenses:
Salaries and benefits	3,905	42.7%	4,054	46.8%
Supplies	1,521	16.7%	1,439	16.6%
Other operating expenses	2,170	23.7%	2,211	25.4%
Government and other legal settlements and related costs (g)	—	—%	4	0.0%
Lease cost and rent	231	2.5%	248	2.9%
Pandemic relief funds	(102)	(1.1)%	(448)	(5.2)%
Depreciation and amortization	408	4.5%	424	4.9%
Impairment and (gain) loss on sale of businesses, net (f)	24	0.3%	48	0.6%

Total operating costs and expenses	8,157	89.3%	7,980	92.0%

Income from operations (f), (g)	978	10.7%	690	8.0%
Interest expense, net	666	7.3%	779	9.0%
Loss (gain) from early extinguishment of debt	79	0.9%	(111)	(1.3)%
Gain on sale of investments in unconsolidated affiliates (i)	(26)	(0.3)%	—	—%
Equity in earnings of unconsolidated affiliates	(19)	(0.2)%	(11)	(0.1)%

Income before income taxes	278	3.0%	33	0.4%
Provision for (benefit from) income taxes	132	1.4%	(221)	(2.5)%

Net income (f), (g)	146	1.6%	254	2.9%
Less: Net income attributable to noncontrolling interests	94	1.0%	54	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$52	0.6%	$200	2.3%

Earnings per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.41		$1.74

Diluted (e), (f), (g)	$0.40		$1.74

Weighted-average number of shares outstanding (d):
Basic	127		115

Diluted	130		115

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$144	$128	$146	$254
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(1)	—	(4)	3
Amortization and recognition of unrecognized pension cost components, net of tax	2	—	3	1

Other comprehensive income (loss)	1	—	(1)	4

Comprehensive income	145	128	145	258
Less: Comprehensive income attributable to noncontrolling interests	33	16	94	54

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$112	$112	$51	$204

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2021	2020	% Change	2021	2020	% Change
Number of hospitals (at end of period)	84	93		83	83
Licensed beds (at end of period)	13,229	15,252		13,211	13,377
Beds in service (at end of period)	11,556	13,487		11,538	11,899
Admissions	112,636	119,146	-5.5%	112,492	109,453	2.8%
Adjusted admissions	239,908	248,279	-3.4%	239,302	228,573	4.7%
Patient days	575,401	561,050		574,962	515,466
Average length of stay (days)	5.1	4.7		5.1	4.7
Occupancy rate (average beds in service)	53.5%	45.2%		53.6%	47.1%
Net operating revenues	$3,115	$3,126	-0.4%	$3,110	$2,905	7.1%
Net inpatient revenues as a % of net operating revenues	48.7%	48.7%		48.6%	48.7%
Net outpatient revenues as a % of net operating revenues	51.3%	51.3%		51.4%	51.3%
Income from operations (f), (g)	$340	$285	19.3%
Income from operations as a % of net operating revenues	10.9%	9.1%
Depreciation and amortization	$137	$139
Equity in earnings of unconsolidated affiliates	$(4)	$(5)
Net income attributable to Community Health Systems, Inc. stockholders	$111	$112	-0.9%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	3.6%	3.6%
Adjusted EBITDA (c)	$482	$431	11.8%
Adjusted EBITDA as a % of net operating revenues	15.5%	13.8%
Net cash provided by operating activities	$121	$393	-69.2%

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2021	2020	% Change	2021	2020	% Change
Number of hospitals (at end of period)	84	93		83	83
Licensed beds (at end of period)	13,229	15,252		13,211	13,377
Beds in service (at end of period)	11,556	13,487		11,538	11,899
Admissions	334,447	353,875	-5.5%	332,612	318,847	4.3%
Adjusted admissions	714,828	732,770	-2.4%	711,108	662,693	7.3%
Patient days	1,642,681	1,627,907		1,633,496	1,470,975
Average length of stay (days)	4.9	4.6		4.9	4.6
Occupancy rate (average beds in service)	50.9%	43.5%		51.1%	45.1%
Net operating revenues	$9,135	$8,670	5.4%	$9,106	$7,935	14.8%
Net inpatient revenues as a % of net operating revenues	48.2%	49.2%		48.1%	49.0%
Net outpatient revenues as a % of net operating revenues	51.8%	50.8%		51.9%	51.0%
Income from operations (f), (g)	$978	$690	41.7%
Income from operations as a % of net operating revenues	10.7%	8.0%
Depreciation and amortization	$408	$424
Equity in earnings of unconsolidated affiliates	$(19)	$(11)
Net income attributable to Community Health Systems, Inc. stockholders	$52	$200	-74.0%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	0.6%	2.3%
Adjusted EBITDA (c)	$1,429	$1,194	19.7%
Adjusted EBITDA as a % of net operating revenues	15.6%	13.8%
Net cash provided by operating activities	$400	$2,102	-81.0%

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$1,294	$1,676
Patient accounts receivable	2,024	1,927
Supplies	341	335
Prepaid income taxes	44	50
Prepaid expenses and taxes	189	184
Other current assets	285	338

Total current assets	4,177	4,510

Property and equipment	9,536	9,352
Less accumulated depreciation and amortization	(4,168)	(4,030)

Property and equipment, net	5,368	5,322

Goodwill	4,219	4,219

Deferred income taxes	59	59

Other assets, net	1,847	1,896

Total assets	$15,670	$16,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$35	$123
Current operating lease liabilities	142	142
Accounts payable	763	783
Accrued liabilities:
Employee compensation	687	637
Accrued interest	198	150
Other	1,265	980

Total current liabilities	3,090	2,815

Long-term debt (h)	11,976	12,093

Deferred income taxes	152	29

Long-term operating lease liabilities	538	524

Other long-term liabilities	914	1,599

Total liabilities	16,670	17,060

Redeemable noncontrolling interests in equity of consolidated subsidiaries	493	484

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 132,041,102 shares issued and outstanding at September 30, 2021, and 129,612,117 shares issued and outstanding at December 31, 2020	1	1
Additional paid-in capital	2,092	2,094
Accumulated other comprehensive loss	(14)	(13)
Accumulated deficit	(3,655)	(3,707)

Total Community Health Systems, Inc. stockholders’ deficit	(1,576)	(1,625)
Noncontrolling interests in equity of consolidated subsidiaries	83	87

Total stockholders’ deficit	(1,493)	(1,538)

Total liabilities and stockholders’ deficit	$15,670	$16,006

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$146	$254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	408	424
Deferred income taxes	123	(223)
Government and other legal settlements and related costs (g)	—	4
Stock-based compensation expense	18	8
Impairment and (gain) loss on sale of businesses, net (f)	24	48
Loss (gain) from early extinguishment of debt	79	(111)
Gain on sale of investments in unconsolidated affiliates	(26)	—
Other non-cash expenses, net	22	99
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(99)	281
Supplies, prepaid expenses and other current assets	14	16
Medicare accelerated payments	—	1,159
Repayment/derecognition of Medicare accelerated payments	(267)	(22)
Pandemic relief funds	—	271
Accounts payable, accrued liabilities and income taxes	85	(81)
Other	(127)	(25)

Net cash provided by operating activities	400	2,102

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(3)	(1)
Purchases of property and equipment	(334)	(317)
Proceeds from disposition of hospitals and other ancillary operations	17	347
Proceeds from sale of property and equipment	7	4
Purchases of available-for-sale debt securities and equity securities	(135)	(68)
Proceeds from sales of available-for-sale debt securities and equity securities	86	80
Proceeds from sale of investments in unconsolidated affiliates	110	—
Increase in other investments	(61)	(36)

Net cash (used in) provided by investing activities	(313)	9

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(5)	(1)
Deferred financing costs and other debt-related costs	(310)	(32)
Proceeds from noncontrolling investors in joint ventures	1	—
Redemption of noncontrolling investments in joint ventures	(5)	(4)
Distributions to noncontrolling investors in joint ventures	(95)	(84)
Proceeds from sale-lease back	—	2
Other borrowings	50	31
Issuance of long-term debt	4,310	1,462
Proceeds from ABL facility	—	540
Repayments of long-term indebtedness	(4,415)	(2,418)

Net cash used in financing activities	(469)	(504)

Net change in cash and cash equivalents	(382)	1,607
Cash and cash equivalents at beginning of period	1,676	216

Cash and cash equivalents at end of period	$1,294	$1,823

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed hospitals for the periods prior to the consummation of the respective divestiture or hospital closing. Same-store operating results and statistical information exclude the results of a hospital opened in 2020 and the hospitals divested or closed in 2020 and 2021. There were no discontinued operations reported for 2020 and 2021.

(b)	The following table provides information needed to calculate earnings per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to Community Health Systems, Inc. common stockholders:
Net income	$144	$128	$146	$254
Less: Income attributable to noncontrolling interests, net of taxes	33	16	94	54

Net income attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$111	$112	$52	$200

(c)

EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of investments in unconsolidated affiliates, (income) expense related to government and other legal settlements and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss is being litigated, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”), which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income attributable to Community Health Systems, Inc. stockholders	$111	$112	$52	$200
Adjustments:
Provision for (benefit from) income taxes	10	20	132	(221)
Depreciation and amortization	137	139	408	424
Net income attributable to noncontrolling interests	33	16	94	54
Interest expense, net	216	257	666	779
Loss (gain) from early extinguishment of debt	—	(115)	79	(111)
Impairment and (gain) loss on sale of businesses, net	1	(7)	24	48
Expense from government and other legal settlements and related costs	—	—	—	4
Expense from settlement and legal expenses related to cases covered by the CVR	—	—	—	2
Expense related to employee termination benefits and other restructuring charges	—	9	—	15
Gain on sale of investments in unconsolidated affiliates	(26)	—	(26)	—

Adjusted EBITDA	$482	$431	$1,429	$1,194

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Weighted-average number of shares outstanding - basic	127	115	127	115
Add effect of dilutive securities:
Stock awards and options	4	1	3	—

Weighted-average number of shares outstanding - diluted	131	116	130	115

The effect of stock awards and options on the diluted shares calculation was an increase of 3,807,353 shares and 3,247,660 shares during the three and nine months ended September 30, 2021. The effect of stock awards and options on the diluted shares calculation was an increase of 625,392 shares and 248,152 shares during the three and nine months ended September 30, 2020, respectively.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income per share (diluted), as reported	$0.85	$0.97	$0.40	$1.74
Adjustments:
Loss (gain) from early extinguishment of debt	—	(0.86)	0.89	(0.84)
Impairment and (gain) loss on sale of businesses, net	0.01	0.01	0.15	0.51
Expense from government and other legal settlements and related costs	—	—	—	0.02
Expense from settlement and legal expenses related to cases covered by the CVR	—	—	—	0.01
Expense related to employee termination benefits and other restructuring charges	—	0.07	—	0.10
Change in tax valuation allowance	—	—	—	(2.09)
Gain on sale of investments in unconsolidated affiliates	(0.16)	—	(0.16)	—

Net income (loss) per share (diluted), excluding adjustments	$0.69	$0.18	$1.29	$(0.55)

(f)

Both income from operations and net income included a net non-cash expense of approximately $1 million and a net non-cash gain of $7 million for the three months ended September 30, 2021 and 2020, respectively, and a net non-cash expense of approximately $24 million and $48 million for the nine months ended September 30, 2021 and 2020, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for sale or sold and gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The $0.02 per share (diluted) of expense for “Government and other legal settlements and related costs” for the nine months ended September 30, 2020, is the net impact of the resolution of several lawsuits settled in principle during the related period, and related legal expenses.

(h)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion. At September 30, 2021, the available borrowing base under the ABL Facility was $836 million, of which $108 million is reserved for outstanding letters of credit and $728 million represents excess availability. The Company had no outstanding borrowings as of September 30, 2021.

(i)

On July 30, 2021, the Company sold its unconsolidated minority equity interests in Macon Healthcare, LLC, a joint venture with certain subsidiaries of HCA Healthcare, Inc. representing two hospitals in Macon, Georgia, in which the Company held a 38% interest. The Company received $110 million in cash in connection with the sale of its equity interests and, as a result, recognized a pre-tax gain of approximately $26 million on the sale of investments in unconsolidated affiliates during the three and nine months ended September 30, 2021.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2021. These projections update selected guidance provided on July 28, 2021, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2021 guidance should be considered in conjunction with the assumptions included herein. See pages 20 and 21 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2021 Projection Range
Net operating revenues (in millions)	$12,150	to	$12,350
Adjusted EBITDA (in millions)	$1,780	to	$1,820
Net income per share - diluted	$1.00	to	$1.20
Weighted-average diluted shares (in millions)	129.0	to	131.0

The following assumptions were used in developing the 2021 guidance provided above:

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;

•	The impact of any potential future divestitures;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.6% for 2021. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•

Interest expense is estimated to be between $880 million and $890 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $760 million to $770 million. Total fixed rate debt is expected to average approximately 100% of total debt during 2021.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.0% for 2021.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.7% to 0.9% for 2021.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

A reconciliation of the Company’s projected 2021 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net income attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below:

	Year Ending
	December 31, 2021
	Low	High
Net income attributable to Community Health Systems, Inc. stockholders (1)	$129	$157
Adjustments:
Depreciation and amortization	555	545
Interest expense, net	890	880
Provision for income taxes	86	108
Net income attributable to noncontrolling interests	120	130

Adjusted EBITDA (1)	$1,780	$1,820

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net income attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, and expense (income) related to government and other legal settlements and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2021 Guidance
Total	$450	to	$500

•

Net cash (used in) operating activities, and net cash provided by operating activities adjusted to exclude repayment of Medicare accelerated payments (a non-GAAP financial measure), are projected as follows (in millions):

	2021
	Guidance
Net cash (used in) operating activities	$(280)	to	$(180)
Repayment of Medicare accelerated payments	1,080	to	1,080

Net cash provided by operating activities, excluding the repayment of Medicare accelerated payments	$800	to	$900

Net cash provided by operating activities excluding repayment of Medicare accelerated payments is a forward looking non-GAAP financial measure which has been reconciled to net cash used in operating activities, the most directly comparable GAAP financial measure, in the table above. The Company believes that, in light of the fact that the Medicare accelerated payment program arose from government stimulus efforts in connection with the pandemic and because the Company is no longer obligated with respect to such amounts following full repayment of Medicare accelerated payments in October 2021, the presentation of projected net cash provided by operating activities excluding such repayments provides useful information to investors by highlighting our projected net cash provided by operating activities in 2021 absent such repayments, thereby assisting in understanding our projected financial performance for this period and comparing the Company’s financial performance between periods. This non-GAAP financial measure is not a measurement of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for net cash provided by operating activities or any financial measure calculated in accordance with U.S. GAAP.

•	Diluted weighted-average shares outstanding are projected to be approximately 129 million to 131 million for 2021.

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CYH Announces Third Quarter 2021 Results

October 27, 2021

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; the timing, availability and acceptance of effective medical treatments and vaccines; the spread of potentially more contagious and/or virulent forms of the virus, including any possible variants of the virus that may be resistant to currently available vaccines; measures we are taking to respond to the COVID-19 pandemic; the impact of government actions and administrative regulation on us, including with respect to vaccine mandates; changes in net revenue due to patient volumes, payor mix and negative macroeconomic conditions; increased expenses related to labor, supply chain, capital and other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the implementation of the CARES Act, the PPPHCE Act, the CAA, the ARPA and any other future stimulus measures related to COVID-19, including the magnitude and timing of any future payments or benefits we may receive or realize thereunder;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

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CYH Announces Third Quarter 2021 Results

October 27, 2021

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and higher supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the novel coronavirus causing the disease known as COVID-19 as noted above;

•	the impact of cyber-attacks or security breaches;

•	any developments with respect to the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 18, 2021, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2021, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2021 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-